                                                                    EXHIBIT 10.7

                            COMPENSATION AGREEMENT


     This Compensation Agreement (this "Agreement") is entered into as of the 12th day of October, 1998 (the "Effective Date") by and between Interactive Objects, Inc., a Washington corporation (the "Company"), and Dale Western (the "Employee").

     1.  Employment.  Company employs and Employee accepts employment on the
         ----------
terms and conditions in this Agreement.

     2.  Duties.  Employee is employed in the capacity of Director of
         ------
Development. Employee shall perform the duties customarily performed by a Director of Development and shall report to the Company's Chief Executive Officer and President. Employee's precise duties may be changed, extended or curtailed, from time to time, at the Company's direction, and Employee shall assume and perform the further reasonable responsibilities and duties that the Company may assign from time to time.

     3.  Intensity of Effort; Other Business.  Employee shall devote Employee's
         -----------------------------------
entire working time, attention and efforts to Company's business and affairs, shall faithfully and diligently serve Company's interests and shall not engage in any business or employment activity that is not on Company's behalf (whether or not pursued for gain or profit) except for (a) activities approved in writing in advance by the Board and (b) passive investments that do not involve Employee providing any advice or services to the businesses in which the investments are made.

     4.  Term.  The term of this Agreement starts on the Effective Date and
         ----
expires one year later (the "Initial Term"). This Agreement shall automatically be renewed for successive one-year terms (each referred to as an "Extended Term") unless either party gives written notice of nonrenewal at least thirty
(30) days before the expiration of the term. Unless stated otherwise, the word "year" as used in this Agreement refers to incremental periods of 365 days each (366 days in the case of a leap year), not calendar years. This Agreement may terminate before the expiration of any term as provided below.

     5.  Compensation.  Employee's compensation shall be as follows:
         ------------

         a. Employee's annual salary initially shall be $115,000 per year (or $9,583.33 per month), which shall be computed and paid in equal installments consistent with Company's normal payroll procedures. At the end of each calendar year, Employee's salary shall be reviewed by the Board and adjusted as determined by the Board in its sole discretion, provided that, absent cause or Employee's consent, it may not be adjusted downward.


         b. Employee shall receive a signing bonus in the form of an option to purchase 10,000 shares of Company Common Stock, which option shall vest 100 percent ninety (90) days from the Effective Date and shall be subject to the other terms and conditions of the Company's 1998 Stock Option Plan. In addition, the Company shall grant to Employee a stock option to purchase up to 100,000 shares of Common Stock, which shall vest at a rate of twenty-five percent (25%) per year over four years on each anniversary of the Effective Date, and shall be subject to the other terms and conditions of the Company's 1998 Stock Option Plan. The exercise price for the above two options shall be the last trade price of the Common Stock as reported on the OTC Bulletin Board on the Effective Date.

         c. Employee may receive annual bonuses, profit sharing and/or incentive compensation based on Company's profitability as determined by the Board in its sole discretion. Employee's eligibility to participate, if at all as determined by the Board in its sole discretion, in the Company's executive bonus plan for calendar year 1998 shall be pro rated from the Effective Date.

         d. Employee shall be eligible for such other compensation as may be provided by the Board in its sole discretion.

     6.  Benefit Plans.  Employee shall be eligible for all benefit plans
         -------------
(including retirement or pension plans, profit sharing plans and stock option plans) that are provided generally to Company's executive employees.

     7.  Vacation and Personal Leave.  Employee shall be entitled to such paid
         ---------------------------
vacation and personal days as provided in the Company's benefit plan set forth in the Company's Employee Handbook.

     8.  Disability.  Employee shall be entitled to such disability benefits as
         ----------
provided in the Company's benefit plan set forth in the Company's Employee Handbook.

     9.  Business Expenses.  Employee is authorized to incur reasonable travel
         -----------------
and entertainment expenses to promote Company's business. Company shall reimburse Employee for those expenses. Employee shall provide to Company the itemized expense account information that Company reasonably requests.

     10.  Termination.  Employee's employment may be terminated before the
          -----------
expiration of this Agreement as follows, in which event Employee's compensation and benefits shall terminate except as otherwise provided below:

         a.  By Company Without Cause.  Company may terminate Employee's
             ------------------------
employment at anytime, without cause or good reason or advance notice. If Company terminates Employee's employment without cause, however, and provided that Employee releases Company and its agents from any and all claims in a signed, written release satisfactory in form and substance to Company, Company shall pay to Employee termination payments equal to two weeks' salary, based on Employee's total base salary (excluding bonuses, commissions and other compensation) for the year in which Employee is terminated. These termination payments shall be paid out at Employee's normal salary rate on regular payroll days subject to normal payroll deductions. Employee shall not be required to mitigate the amount of these termination payments by seeking other employment or otherwise, and no income to Employee of any kind shall reduce the termination payments.

         b.  By Company for Cause.  Company may terminate Employee's employment
             --------------------
for cause. If Company wishes to terminate Employee's employment for cause it shall first give Employee 30 days' written notice of the circumstances constituting cause and an opportunity to cure, unless the circumstances are not subject to being cured. Following the notice and opportunity to cure (if cure is not made), or immediately if notice and opportunity to cure are not required, Company may terminate Employee's employment for cause by giving written notice of termination. The notice may take effect immediately or at such later date as Company may designate, provided that Employee may accelerate the termination date by giving five business days' written notice of the acceleration. Any termination of Employee's employment for cause must be approved by a majority of the Board other than Employee. Employee must be given reasonable advance notice of the meeting at which termination is to be considered, and a reasonable opportunity to address the Board.

     For purposes of this Agreement "cause" means and is limited to dishonesty, fraud, commission of a felony or of a crime involving moral turpitude, destruction or theft of Company property, physical attack to a fellow employee, intoxication at work, use of narcotics or alcohol to an extent that materially impairs Employee's performance of his or her duties, willful malfeasance or gross negligence in the performance of Employee's duties, violation of law in the course of employment that has a material adverse impact on Company or its employees, misconduct materially injurious to Company, or any material breach of Employee's duties or obligations to Company that results in material harm to Company.

         c.  By Employee Without Good Reason.  Employee may terminate
             -------------------------------
Employee's employment at any time, with or without good reason, by giving ninety
(90) days' advance written notice of termination.

         d.  By Employee for Good Reason.  Employee may terminate Employee's
             ---------------------------
employment for good reason, in which event Employee shall be entitled to the same rights under this Agreement as if Company had terminated Employee's employment without cause. If Employee wishes to terminate employment for good reason Employee shall first give Company 30 days' written notice of the circumstances constituting good reason and an opportunity to cure, unless the circumstances are not subject to being cured. Following the notice and opportunity to cure (if cure is not made), or immediately if notice and opportunity to cure are not required, Employee may terminate employment for good reason by giving written notice of termination. The notice may take effect immediately or at such later date as Employee may designate, provided that Company may accelerate the termination date by giving five business days' written notice of the acceleration.

     For purposes of this Agreement, "good reason" means and is limited to the occurrence without cause and without Employee's consent of a material reduction in the character of Employee's duties, level of work responsibility or working conditions, a reduction in Employee's salary and/or benefits greater than 10% of the level initially established at the commencement of this Agreement, Company requiring Employee to be based anywhere other than the greater Seattle area, except for reasonable travel on Company's business, or any material breach by Company of its duties or obligations to Employee that results in material harm to Employee.

         e.  Death.  Employee's employment shall terminate automatically upon
             -----
Employee's death.

     11.  Indemnification.  Company shall defend and indemnify Employee from and
          ---------------
against any and all claims that may be asserted against Employee by third parties (including derivative claims asserted by third parties on behalf of Company) that are connected with Employee's employment by Company, to the extent permitted by applicable law. The foregoing notwithstanding, Company shall not be required to defend or indemnify Employee (a) in criminal proceedings, (b) in civil proceedings where Employee is the plaintiff or (c) to the extent it is finally adjudicated that Employee did not act in good faith and in the reasonable belief that Employee's actions were appropriate in the discharge of Employee's duties for Company. Company may fulfill its duty of defense by providing competent legal counsel of Company's choosing. The foregoing rights are in addition to any other rights to which Employee may be entitled under any other agreement, policy, bylaw, insurance policy, ordinance, statute or other provision.

     12.  Invention, Confidentiality, Nonraiding and Noncompetition Agreement.
          -------------------------------------------------------------------
Employee shall execute an Invention, Confidentiality, Nonraiding and Noncompetition Agreement in the form attached as EXHIBIT A, which is a part of this Agreement.

     13.  No Conflicting Agreements.  Employee represents and warrants to the
          -------------------------
Company that he is not currently a party to, bound by or otherwise subject to any agreement, understanding or obligation, whether written or oral, with any third party that may be in conflict with the terms of this Agreement or his duties and obligations as an employee of the Company. In particular, and without limiting the foregoing, Employee represents and warrants that he is not subject to any employment agreement, non-competition agreement or non-disclosure with any third party as of the date of this Agreement. Employee understands and acknowledges that this Agreement is being entered into in part on the material reliance by the Company of the factual accuracy of this representation and that the Company would not be entering into this Agreement absent Employee's representation. Employee shall indemnify and hold harmless the Company from any liability, cost or expense, including attorneys' fees, arising out of any misrepresentation or misstatement to the foregoing.

     14.  Dispute Resolution.  All disputes between Employee and Company that
          ------------------
otherwise would be resolved in court shall be resolved instead by the following alternate dispute resolution process (the "Process" ).

          a.  Disputes Covered.  This Process applies to all disputes between
              ----------------
Employee and Company, including those arising out of or related to this Agreement or Employee's employment at Company. Disputes subject to this Process include but are not limited to pay disputes, contract disputes, wrongful termination disputes and discrimination, harassment or civil rights disputes. This Process applies to disputes Employee may have with Company and also applies to disputes Employee may have with any of Company's employees or agents so long as the employee or agent with whom Employee has the dispute is also bound by or consents to this Process. This Process applies regardless of when the dispute arises and will remain in effect after Employee's employment with Company ends, regardless of the reason it ends. This Process does not apply, however, to workers' compensation or unemployment compensation claims.

          b.  Mediation.  Before having an arbitration hearing, Employee and
              ---------
Company agree to attempt to resolve all disputes by mediation using the Employment Mediation Rules of the American Arbitration Association. Mediation is a nonbinding process in which a neutral person helps the parties to try to reach an agreement to resolve their disputes. If the mediation is done after one party has started the arbitration process, the mediation shall not delay the arbitration hearing date. Temporary or interim relief may be sought without mediating first. Any failure to mediate shall not affect the validity of an arbitration award or the obligation to arbitrate.

          c.  Arbitration.  All disputes that are not resolved by agreement (in
              -----------
mediation or otherwise) shall be determined by binding arbitration. Arbitration is a process in which one or more neutral people decide the case after hearing evidence presented by both sides. The arbitration shall be governed by the rules of the American Arbitration Association.

          d.  Injunctive Relief.  Either party may request a court to issue such
              -----------------
temporary or interim relief (including temporary restraining orders and preliminary injunctions) as may be appropriate, either before or after mediation or arbitration is commenced. The temporary or interim relief shall remain in effect pending the outcome of mediation or arbitration. No such request shall be a waiver of the right to submit any dispute to mediation or arbitration.

          e.  Attorneys' Fees, Venue and Jurisdiction in Court.  In any lawsuit
              ------------------------------------------------
arising out of or related to this Agreement or Employee's employment at Company, the prevailing party shall recover reasonable costs and attorneys' fees, including on appeal. Venue and jurisdiction of any such lawsuit shall exist exclusively in state and federal courts in King County, Washington, unless injunctive relief is sought by Company and, in Company's judgment, that relief might not be effective unless obtained in some other venue. These provisions do not give any party a right to proceed in court in violation of the agreement to arbitrate described above.

          f.  Employment Status.  This Dispute Resolution Process does not
              -----------------
guarantee continued employment, require discharge only for cause or require any particular corrective action or discharge procedures.

     15.  Governing Law.  This Agreement shall be governed by the internal laws
          -------------
of the state of Washington without giving effect to provisions thereof related to choice of laws or conflict of laws.

     16.  Saving Provision.  If any part of this Agreement is held to be
          ----------------
unenforceable, it shall not affect any other part. If any part of this Agreement is held to be unenforceable as written, it shall be enforced to the maximum extent allowed by applicable law. The indemnification, confidentiality, limitations on publicity, possession of materials, noncompetition, nonraiding and dispute resolution provisions of this Agreement shall survive after Employee's employment by Company ends, regardless of the reason it ends, and shall be enforceable regardless of any claim Employee may have against Company.

     17.  Waiver.  No waiver of any provision of this Agreement shall be valid
          ------
unless in writing, signed by the party against whom the waiver is sought to be enforced. The waiver of any breach of this Agreement or failure to enforce any provision of this Agreement shall not waive any later breach.

     18.  Assignment; Successors.  Company may assign its rights and delegate
          ----------------------
its duties under this Agreement. Employee may not assign Employee's rights or delegate Employee's duties under this Agreement.

     19.  Binding Effect.  This Agreement is binding upon the parties and their
          --------------
personal representatives, heirs, successors and permitted assigns.

     20.  Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, each of which shall be an original and all of which, taken together, shall constitute a single agreement.

     21.  Legal Representation.  In connection with this Agreement, the law firm
          --------------------
of Cairncross & Hempelmann has represented only Company and has not represented Employee. Employee acknowledges that Employee has been advised to consult with independent legal counsel before signing this Agreement and has had the opportunity to do so.

     22.  Complete Agreement.  This Agreement, together with the attached
          ------------------
Exhibits, is the final and complete expression of the parties' agreement relating to Employee's employment, and supercedes any prior employment agreements and/or understandings between the parties. This Agreement may be amended only by a writing signed by both parties; it may not be amended orally or by course of dealing. The parties are not entering into this Agreement relying on anything not set out in this Agreement. This Agreement shall control over any inconsistent policies or procedures of Company, whether in effect now or adopted later, but Company's policies and procedures that are consistent with this Agreement, whether in effect now or adopted later, shall apply to Employee according to their terms.

     DATED as of the date first written above.

     EMPLOYEE:                    DALE WESTERN


                                  /s/ Dale Western
                                  ----------------


     COMPANY:                     INTERACTIVE OBJECTS, INC.:


                                  By:  Steven G. Wollach
                                       -----------------
                                  Its:  Chief Financial Officer
                                        -----------------------

                                   EXHIBIT A

                              INTERACTIVE OBJECTS

                          INVENTION, CONFIDENTIALITY,
                    NONRAIDING AND NONCOMPETITION AGREEMENT



     Effective on _____________, 1998 ("Effective Date"), I, the undersigned employee, agree as follows.

     INTERACTIVE OBJECTS, INC. ("Interactive Objects") is in the business of, among other activities, developing and publishing computer software products, and performing research and development work for itself and other entities.

     During the course of my future employment by Interactive Objects, I, the undersigned employee of Company ("Employee"), acknowledge that I have been and will be exposed to and become familiar with various aspects of software programming, concepts, designs, procedures, processes and other forms of information proprietary to Company.

     In consideration of the terms of my Employment Agreement with Company, effective on the Effective Date and other good and valuable consideration; I hereby agree on behalf of myself, my heirs, executors, legal representatives and assigns:

     1.  Definitions.  For purposes of this Agreement:
         -----------

         (a) "Company" means Interactive Objects, Inc., having its principal place of business at Redmond, Washington, its successors and assigns.

         (b) "Confidential Information" means any type of information or material disclosed to or known by me as a consequence of or through my employment or other retention by Company (including information conceived, originated, discovered, or developed in whole or in part by me), which is not generally known by non-Company personnel and including but not limited to information which relates to research, development, trade secrets, know how, Inventions, technical data, software, manufacture, purchasing, accounting, engineering, marketing, merchandising or selling, and information entrusted to Company or its principal officers and employees by third parties. Such Confidential Information shall also include but is not limited to the type of information which may be listed on Exhibit A of this Agreement. INFORMATION GENERALLY KNOWN OR READILY ASCERTAINABLE BY PROPER MEANS AT OR AFTER THE TIME THE UNDERSIGNED FIRST LEARNS OF SUCH INFORMATION, OR GENERAL INFORMATION OR KNOWLEDGE WHICH I WOULD HAVE LEARNED IN THE COURSE OF SIMILAR EMPLOYMENT OR WORK ELSEWHERE IN THE TRADE, SHALL NOT BE DEEMED TO BE CONFIDENTIAL INFORMATION. In any dispute over whether information is Confidential Information or not, it shall be my burden to show that such information is not Confidential Information.

         (c) "Inventions" means original works of authorship, discoveries, concepts, ideas and improvements to existing technology, and all other subject matter ordinarily comprehended by the term "invention", whether or not copyrightable or patentable, including, but not limited to, computer programs, processes, machines, products, compositions of matter, formulae, algorithms, and techniques, as well as improvements thereof, and expressions thereof, which, in whole or in part, are conceived, discovered or developed by me, either alone or with others, and which (i) relate directly to the business of Company or to Company's actual or demonstrably anticipated research or development; or (ii) incorporate, are developed using, or are otherwise based upon any Confidential Information; or (iii) are made, conceived, discovered or developed during times other than my own time or with the use of any Company equipment, supplies or facilities, including Company resources or personnel; or
(iv) result from any work performed by me for Company.

     2.  Records of Inventions and Confidential Information.  I shall promptly,
         --------------------------------------------------
in such form and detail as is prescribed by Company, record and keep a complete and permanent written record of information relating to the conception, origination, discovery or development of Confidential Information and Inventions.

     3.  Obligations of Employee Regarding Inventions.
         --------------------------------------------

         (a) I shall disclose to Company promptly and fully and by a written report completely describing each in detail all of my original works of authorship, discoveries, concepts, ideas and improvements to existing technology, and all other subject matter ordinarily comprehended by the term "invention", whether or not within the definition of Inventions.

         (b) With respect to Inventions, and without additional or further consideration, (i) I shall apply, at Company's request and expense, for United States and foreign design or letters patent or other legal protection of intellectual property either in my name or otherwise as Company shall direct; and (ii) I shall assign (and do hereby assign) to Company all of my rights to such Inventions, and to applications for United States copyright and foreign design or letters patent or other legal protection of intellectual property granted upon such Inventions, and hereby agree that Company and/or its authorized agent shall have full control over all such applications for patents or other legal protection of intellectual property, including without limitation the right to amend or abandon the same; and (iii) I shall sign and deliver promptly to Company such written instruments, testify in any legal proceedings, and do such other acts, as may be necessary in the opinion of Company to secure and maintain for Company exclusive rights in United States and foreign copyrights, design or letters patent or other legal protection of intellectual property for all such Inventions; and (iv) I shall waive (and hereby do waive) any moral rights I have or may have in Inventions.

    Except as provided in Section 3(a) above, this Agreement does not apply to an invention for which no equipment, supplies, facility, or trade secret information of Company was used and which was developed entirely on my own time, unless (a) the invention relates (i) directly to the business of Company, or
(ii) to Company's actual or demonstrably anticipated research or development, or
(b) the invention results from any work performed by me for the Company.

         (c) With respect to any invention which does not constitute an Invention, upon the written request of Employee, Company will acknowledge in writing that Company does not have any interest in such invention as described in the request.

     4.  Rights of Company Regarding Inventions.  Company shall have the
         --------------------------------------
exclusive right to all Inventions, without additional or further consideration to me, including but not limited to the right to own, make, use, sell, have made, rent, lease or lend, copy, prepare derivative works of, perform or display publicly all Inventions.

     5.  Right of First Refusal Regarding Future Inventions.  I hereby grant to
         --------------------------------------------------
the Company, for a period of twelve (12) months following termination of this Agreement, a right of first refusal with respect to the commercialization or acquisition of any inventions, original works of authorship, discoveries, concepts, ideas and improvements to existing technology, and all other subject matter ordinarily comprehended by the term "invention", whether or not copyrightable or patentable, including, but not limited to, computer programs, processes, machines, products, compositions of matter, formulae, algorithms, and techniques, as well as improvements thereof, and expressions thereof, which, is developed exclusively or primarily by me, directly or indirectly through any entity formed or controlled by me, during such period.

     6.  Confidentiality.  Except as required in my duties to Company, I shall
         ---------------
never directly
or indirectly use, disseminate, lecture upon, publish articles concerning, make known, or otherwise disclose or make available to any person, firm, corporation or other entity not confidentially bound to Company, any Confidential Information (including Confidential Information related to Inventions) without written permission from Company. If I am served with any subpoena or other compulsory judicial or administrative process calling for production of Confidential Information, I will immediately notify Company in order that it may take such action as it deems necessary to protect its interest. In such event, I will provide reasonable cooperation to Company, but it shall be Company's sole obligation and expense to take action necessary to protect its interests. Should Company fail to take such action or be unsuccessful in preventing the production of Confidential Information, this Agreement authorizes me to release Confidential Information pursuant to subpoena or other compulsory judicial or administrative process.

     I understand it is Company's policy not to improperly obtain or use confidential, proprietary or trade secret information that belongs to third parties (including my former employers and anyone who entrusted confidential, proprietary or trade secret information to me or my former employers). I shall never knowingly improperly obtain, attempt to obtain, use, disseminate, disclose or transfer to Company confidential, proprietary or trade secret information that belongs to third parties. This paragraph shall not limit my right to use my general knowledge and experience, whether or not gained while employed by any third party.

     7.  Company Inventions and Confidential Information.  I understand and
         -----------------------------------------------
agree that this Agreement applies to all Inventions and Confidential Information. I understand this Section 7 does not apply to an invention for which no equipment, supplies, facility, or trade secret information of Company was used and which was developed entirely on my own time, unless (a) the invention relates (i) directly to the business of Company, or (ii) to Company's actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by me for Company.

     8.  Nonraiding of Employees.  I recognize that Company's workforce is a
         -----------------------
vital part of its business. Therefore, so long as I am an employee of Company, or am retained by Company as an independent contractor or consultant, and for twenty-four (24) months after my employment, independent contractor and/or consulting relationships with Company terminate (regardless of the reason they terminate), I will not solicit, directly or indirectly, any employee to leave his or her employment with Company. For the purposes of this Agreement, the phrase "shall not solicit, directly or indirectly," includes, without limitation, that I (a) shall not disclose to any third party the names, backgrounds or qualifications of any Company employees or otherwise identify them as potential candidates for employment; (b) shall not personally or through any other person approach, recruit or otherwise solicit employees of Company to work for any other employer; and (c) shall not participate in any pre-employment interviews with any person who was employed by Company while I was employed or retained by Company.

     9.  Noncompetition.  I recognize and agree that Company has many
         --------------
substantial, legitimate business interests that can be protected only by my agreeing not to compete with Company under certain circumstances. These interests include, without limitation, Company's contacts and relationships with its customers, Company's reputation and goodwill in the industry, the financial and other support Company provides me, and Company's rights in its Confidential Information. I therefore agree as follows:

         (a) Noncompetition While Related to Company.  So long as I am an
             ---------------------------------------
employee of Company, or am retained by Company as an independent contractor or consultant, I will not, directly or indirectly, compete with Company in any way.

         (b) Noncompetition After Relationships with Company Terminate.  After
             ---------------------------------------------------------
my employment, independent contractor and/or consulting relationships with Company terminate (regardless of the reason they terminate), and for the length of time provided in subparagraph 7(e) below, I will not, directly or indirectly, in any geographic area where Company's software products are then marketed, sold or distributed: (a) publish or propose to publish Competing Software, (b) design or develop Competing Software, (c) work for or with, or provide services or information to, any person or entity that (i) publishes or proposed to publish Competing Software, or (ii) is designing or developing Competing Software, or (d) contract with or otherwise compete with the Company with respect to any existing client or contract or any future client or contract with respect to which the company has engaged in and continues to engage in business discussions or negotiations.

         (c)  Competing Software.  For purposes of this Agreement, Competing
              ------------------
Software means computer software that competes or will compete with any of Company's then existing or reasonably anticipated software products with which I have personal involvement in the course of my employment and/or retention as a consultant or independent contractor by Interactive Objects.

The foregoing notwithstanding, Company may expand the definition of Competing Software, at Company's option, to include all computer software that competes or will compete with Company's then-existing or reasonably anticipated software products. To exercise this option to expand Company must, within 30 days after my relationships with Company terminate, giving me notice of its election to expand and pay me an amount equal to 25% of the highest base salary rate Company paid me in the last year of my employment.

         (d) Competing Companies with Multiple Divisions.  Companies that (i)
             -------------------------------------------
publish or propose to publish Competing Software, or (ii) are designing or developing Competing Software are referred to as "Competing Companies." Where a Competing Company has multiple divisions, business units or product work groups, the noncompetition provisions of subparagraph 7(b) above shall apply only to those divisions, business units or product work groups that are involved with Competing Software, provided that I and the competitor provide written assurances satisfactory to Company that the information and work product I provide to other divisions, business units or product work groups of the competitor will not be shared, directly or indirectly, or intentionally or unintentionally, with the divisions, business units or product work groups involved with Competing Software.

         (e) Term of Noncompetition.  The noncompetition provisions of
             ----------------------
subparagraph 7(b) above shall apply for a period of twelve (12) months after my relationships with Company terminate, regardless of the reasons they terminate. Company may extend this period of time for an additional 12 months, at its option. To exercise this option to extend Company must, at least 30 days before the first 12 month period expires, giving me notice of its election to extend and pay me an amount equal to 50% of the highest base salary rate Company paid me in the last year of my employment.

         (f) Other Rights.  I understand that in cases where the noncompetition
             ------------
provisions of this paragraph 7 do not apply, I am still subject to all other obligations I have to the Company, including my obligations related to the Company's Inventions, copyrights and Confidential Information.

     10.  Disclosure of Proposed Employment.  Before I undertake or agree to
          ---------------------------------
undertake any other employment, consultancy or independent contractor relationship, for myself or with a third party, that will utilize or involve subject matter related to activities of the type in which Company is involved, I shall give Company reasonable advance notice and disclose the proposed employment, consultancy or independent contractor relationship to Company. In addition, I will notify the Company in writing in the event I am approached or otherwise solicited or contacted by any client or subcontractor of the Company with regard to my engagement or employment by it. My duty to give notice and disclose under this paragraph shall apply during my employment or retention as an employee, independent contractor or consultant by Company, and during the period of time the noncompetition provisions of subparagraph 7(b) above are in effect.

     11.  Ownership of Records.  Upon termination of my employment, independent
          ---------------------
contractor or consulting relationship(s) with Company, or earlier if Company requests, I will deliver to and leave with Company any and all objects, materials, devices, or substances (including without limitation all documents, records, notebooks, recordings, drawings, prototypes, models, schematic diagrams, computer programs (regardless of the media on which they are stored) and similar repositories or objects) which describe, depict, contain, constitute, reflect or record Confidential Information, and all copies thereof, then in my possession or under my control, whether or not prepared by me.

     12.  Saving Provision.  I believe that the terms of this Agreement,
          ----------------
including the duration, scope and geographic extend of the nonraiding and noncompetition provisions, is fair and reasonably necessary to protect Company's client relationships, employee relationships, goodwill, Confidential Information and other protectable interests in light of all of the facts and circumstances of my relationship with Company. In the event a court declines to enforce any of the terms of this Agreement they shall be deemed to be modified to restrict me to the maximum extent that the court finds enforceable.

     13.  Injunctive Relief.  I acknowledge that the breach or threatened breach
          -----------------
of this Agreement would cause irreparable injury to Company that could not be adequately compensated by money damages. Accordingly, Company may obtain a restraining order and/or injunction prohibiting my breach or threatened breach of this Agreement, in addition to any other legal or equitable remedies that may be available. I acknowledge that, if my employment or other relationships with Company end, my experience and capabilities are such that I can obtain employment in business activities that do not violate this Agreement, and that an injunction to enforce this Agreement will not prevent me from earning a reasonable livelihood.

     14.  No Guarantee of Employment.  This Agreement may not be construed as an
          --------------------------
employment agreement, as a guarantee of continued employment, or as a limitation upon Company's discretion with respect to the termination of my employment, it being understood that my employment is terminable at will by either myself or Company.

     15.  Consent to Notification.  Company and I consent to the giving of
          -----------------------
notification to third parties of the existence and terms of this Agreement.

     16.  Legal Expense.  In any dispute between us arising out of or relating
          -------------
to this Agreement or our employment relationship, the prevailing party shall be entitled to recover from the other party reasonable sums as attorneys' fees and expenses, including expert witness fees, at trial and on appeal.

     17.  Waiver of Breach.  The waiver of any breach of this Agreement or
          ----------------
failure to enforce any provision of this Agreement shall not waive any later breach.

     18.  Miscellaneous.
          -------------

          (a) This Agreement may be modified, supplemented and/or amended only by a writing that both the Company and I sign. This Agreement, as it may be so amended, is the complete and final expression of my agreement with Company on the subjects covered, and shall control over any other statement, representation or agreement on these subjects.

          (b) The headings of the sections and paragraphs of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of its provisions.

          (c) The rights and obligations under this Agreement shall be governed by the internal laws of the state of Washington without regard to the provisions thereof related to choice of laws or conflict of laws.

          (d) Venue and jurisdiction of any lawsuit involving this Agreement or my employment shall exist exclusively in state and federal courts in King County, Washington, unless injunctive relief is sought by Company and, in Company's judgment, may not be effective unless obtained in some other venue.

          (e) My obligations under this Agreement supplement and do not supersede or limit other obligations I have to Company or other rights or remedies available to Company, including without limitation under the Washington Uniform Trade Secrets Act.

          (f) The existence of any claim or cause of action by myself against Company shall not constitute a defense to the enforcement of this Agreement or excuse performance of the obligations I have assumed hereunder.

          (g) In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be totally invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

     19.  Survival.  This Agreement shall survive the termination of my
          --------
relationship with Company, however caused.

     Dated as of the date first mentioned above.



EMPLOYEE:                               DALE WESTERN



                                           -------------------------------


Accepted by:

                                        INTERACTIVE OBJECTS, INC.



                                        By:
                                           -------------------------------
                                        Its:
                                           -------------------------------

                                  SCHEDULE A-1



           EXAMPLES OF INTERACTIVE OBJECTS "CONFIDENTIAL INFORMATION"


Interactive Objects Confidential Information includes but is not limited to the following:

1.  Source and object code for products.

2.  Product documentation.

3.  Future product development plans.

4.  Marketing information including customer information.

5. Personnel information including information about staff involved in product development projects.